Exhibit 99.1

Open Text Announces Record Second Quarter 2005

Financial Results

WATERLOO, ON—February 8th, 2005—Open Text™ Corporation (Nasdaq: OTEX; TSX: OTC), a leading provider of Enterprise Content Management (ECM) software, today announced financial results for its second fiscal quarter ended December 31, 2004. (1)

Financial Highlights

Total revenue for the second quarter was $114.7 million, up 86% from the same period last year and the highest quarterly revenue ever reported by the Company. License revenue for the quarter was $42.6 million, up 53% from the same period last year.

Open Text reported Adjusted Net Income for the second quarter of $15.6 million, or earnings per share (EPS) of $0.30 on an adjusted basis, an increase of 50% over $0.20 adjusted EPS from the second quarter of a year ago. This is the 24th consecutive profitable quarter for the Company. Open Text has 52.4 million shares outstanding on a diluted basis. (2)

Net income for the second quarter in accordance with U.S. Generally Accepted Accounting Principles (GAAP) was $11.0 million, or $0.21 EPS on a diluted basis. This compares to GAAP net income of $7.7 million, or $0.18 EPS in the second quarter a year ago.

“Our second quarter results demonstrate that we are experiencing strong demand for our integrated ECM product suite,” stated Tom Jenkins, Open Text’s CEO. “We see the ECM market continuing to grow, especially as it relates to compliance solutions and we believe that growing profitably is the best route for our future success.”

Total cash flow from operations in the second quarter was $11.7 million. The total cash on hand at quarter-end was $102.2 million or $1.95 per diluted share.

At quarter end, total deferred revenue was $63.3 million, up $23.5 million or 59% over a year ago. Days Sales Outstanding (DSO) for the quarter was 63 days, an improvement of 7 days from the previous quarter.

Revenue results were broadly based, with 53% derived from Europe, 42% from North America and 5% from the Middle East and Asia.

As of March 1, 2004, Open Text began including the results of IXOS Software AG in its financial statements on a consolidated basis. Open Text owns approximately 91% of IXOS Software AG.

“The strength of the quarter is best illustrated by the success of our combined email management and records management products,” said John Shackleton, President of Open Text. “Four of the large transactions in this quarter were a result of this combined product line.”

Executive Changes

Effective July 1, 2005, the Board of Directors has ratified the appointment of John Shackleton to the role of Chief Executive Officer of Open Text Corporation. Tom Jenkins will continue in his role as Open Text’s Chairman and will remain as a full-time employee and continue to lead the strategic activities of the Company.

“Over the past seven years, John Shackleton’s role has expanded to the point where he oversees all operations of the business and Open Text has benefited from his leadership” said Tom Jenkins. “Management succession planning is a key part of the health of a growing organization, and after ten years as CEO, this change in my role is part of that evolution. I look forward to continuing in my role as Chairman, which will allow me to focus on strategic activities.”

Guidance Unchanged

For the third quarter of fiscal 2005 (ending March 31, 2005), the Company estimates revenue of $108 to $112 million with adjusted EPS of $0.24 to $0.28.

For fiscal year 2005 (which commenced July 1, 2004), Open Text expects revenue of $420 to $450 million with adjusted EPS of $1.10 to $1.30.

Open Text’s actual results for future periods may vary from the guidance presented and such variations may be material. Please see note (2) below for a reconciliation of non GAAP based financial measures, used in this press release, to GAAP based financial measures.

Open Text Warrants to Expire on March 11, 2005

Open Text reminds holders of its common share purchase warrants that the expiry time for the warrants is 5 p.m. (Toronto time) on March 11, 2005. Warrant holders wishing to exercise their warrants must submit the warrant certificate, a subscription for common shares and the applicable funds to the warrant trustee (CIBC Mellon Trust Company) in Toronto, Ontario, Canada prior to the expiry time (please refer to the detailed exercise procedures set out in the Warrant Indenture dated November 28, 2003, a copy of which is available on request from the Secretary of the Company by emailing secretary@opentext.com or in the Company’s filings on www.sedar.com). Warrants that are not exercised prior to the expiry time will be void and of no effect and the holder’s right to acquire common shares thereunder shall cease and terminate.

The warrants were issued by Open Text in connection with its acquisition of IXOS Software AG. Approximately 2.4 million warrants are outstanding as of February 7, 2005. Each whole warrant is exercisable to purchase one Open Text common share at any time prior to the expiry time at a strike price of U.S. $20.75 per share.

Recent Highlights

1. More Than 100 Life Sciences Companies Now Using Open Text’s Livelink

Open Text continues to see strong demand for its ECM solutions among pharmaceutical and biotechnology companies. Life sciences firms are turning to

ECM to help them manage the complex processes and enormous volumes of information needed to gain regulatory approvals for new drugs and medical devices.

For more information use the following link:

http://www.opentext.com/news/pr.html?id=1567

2. Vintage Petroleum Improves Financial Processes, Advances Sarbanes-Oxley Compliance with Open Text’s Livelink

Open Text announced that Vintage Petroleum, Inc. (NYSE: VPI), a rapidly growing independent oil and gas company, is using Open Text’s Livelink as a platform for business process improvements to increase productivity, control information, and meet compliance requirements associated with the Sarbanes-Oxley Act of 2002.

For more information use the following link:

http://www.opentext.com/news/pr.html?id=1565

3. Hitachi Data Systems and Open Text Extend Partnership to Provide Combined ECM, Storage Solutions

The partnership will provide solutions that integrate Hitachi Data Systems’ advanced storage infrastructure technology with Open Text’s leading ECM software to meet customers’ complete range of information management requirements.

For more information use the following link:

http://www.opentext.com/news/pr.html?id=1553

4. Open Text Introduces Industry’s Most Complete E-mail Management Platform

Open Text introduced the industry’s most complete suite of e-mail management solutions, offering the first-ever tight integration of e-mail archiving, records management and search capabilities.

For more information use the following link:

http://www.opentext.com/news/pr.html?id=1555

Upcoming Investor Events

Open Text announced plans to participate in the following financial conferences. Note that event dates and times are subject to change after the release of this announcement. To confirm a date or learn about Web cast availability, visit the Company’s Web site closer to event date at:

www.opentext.com/investor/investor_events/

February 9, 2005

Merrill Lynch Computer Services & Software Conference 2005

Santa Monica, CA

February 22-24, 2005

RBC Capital Markets Banff Conference 2005

Banff, AB

May 24, 2005

UBS Global Software and IT Services Conference

New York, NY

Teleconference Call

Open Text will host a conference call on February 8th, 2005, at 5:00 p.m. EST to discuss its quarterly financial results.

Date:	Tuesday, February 8th, 2005
Time:	5:00 p.m. ET/2:00 p.m. PT
Length:	60 minutes
Where:	416-640-1907

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning February 8th, at 7:00 p.m. EST through 11:59 p.m. on February 22nd, 2005 and can be accessed by dialing 416-640-1917 and using pass code # 21108616.

For more information or to listen to the call via Web cast, please use the following link:

http://www.opentext.com/events/event.html?id=5353916

Additional materials, including accompanying financial and operating statistics relating to these financial results may be obtained from the investor site within the Open Text corporate Web site at:

www.opentext.com/investor/quarterly_reports/index.html

About Open Text

Open Text™ is the market leader in providing Enterprise Content Management (ECM) solutions that bring together people, processes and information in global organizations. Throughout its history, Open Text has matched its tradition of innovation with a track record of financial strength and growth. Today, the company supports more than 17 million seats across 13,000 deployments in 67 countries and 12 languages worldwide. For more information on Open Text, go to: www.opentext.com

# # #

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Forward-looking statements in this press release are not promises or guarantees of future performance and are subject to risks and uncertainties, including the risk that the Company will need to make adjustments to its financial results as part of the Company’s quarterly and annual closing financial procedures and review by the Company’s auditors, that could cause the Company’s actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Forward-looking statements relate to, among other things, the future performance of Open Text, the benefits and integration of any acquisition, the success of combined products following an acquisition, the strength of the Company’s pipeline, the Company’s growth and profitability prospects, the potential for growth in the ECM market and its estimated size, the Company’s position in the market and future opportunities therein, the benefits of the Company’s products to be realized by customers, and the demand for and the extent of deployment of the Company’s products. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, among others, risks involved in the completion and integration of acquisitions, the possibility of fluctuations in currency exchange rates, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company’s customers, demand for the Company’s products and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligations to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Copyright © 2005 by Open Text Corporation. LIVELINK, LIVELINK MEETINGZONE, and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

Notes

(1)Based on comparison of future annual revenue guidance publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector. All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2) Use of Non-GAAP financial measures

In addition to reporting financial results in accordance with United States generally accepted accounting principles (“GAAP”), the Company provides certain non-GAAP financial measures that are not in accordance with GAAP. The Company’s definition of these non-GAAP financial measures may be different from similar non-GAAP financial measures used by other companies and may differ from period to period. The Company uses the financial measures adjusted net income and adjusted EPS to supplement the information provided in its consolidated financial statements, which are presented in accordance with GAAP. The presentation of adjusted EPS and adjusted net income is not meant to be a substitute for net income per share or net income, respectively, presented in accordance with GAAP, but rather should be evaluated in conjunction with such GAAP measures. Adjusted EPS and adjusted net income are calculated as net income (or per share on a diluted basis, as applicable), excluding the amortization of acquired intangible assets, other income (loss), and recoveries of restructuring reserves, all net of tax. The Company’s management believes that the presentation of adjusted EPS and adjusted net income provides useful information to investors because it excludes non-operational charges and allows investors to evaluate the operational and financial performance of the Company’s core business and is therefore a better indication of Open Text’s profitability or expected profitability from recurring operations. The terms adjusted EPS and adjusted net income do not have a standardized meaning prescribed by GAAP, and therefore the Company’s definition is unlikely to be comparable to similar measures presented by other companies. The items excluded from the computation of adjusted EPS and adjusted net income, which are otherwise included in the determination of net income per share and net income prepared in accordance with GAAP, are items that Open Text does not consider to be meaningful in evaluating the Company’s past financial performance or future prospects and may hinder a comparison of its period-to-period profitability.

The following charts provide reconciliation (unaudited) of GAAP based financial measures to non-GAAP based financial measures referred to in this press release:

Reconciliation (unaudited) of GAAP based Net Income to Adjusted Net Income (in thousands of US dollars) for the fiscal quarters ended December 31, 2004 and 2003:

	Three months ended December 31, 2004	Three months ended December 31, 2003
GAAP based “Net Income”	$10,970	$7,692
Amortization of intangibles	6,146	1,635
Restructuring	(1,449)	0
Other (Income)/Expense	1,691	(869)
Tax Impact on Above	(1,807)	0
Non-GAAP based “Adjusted Net Income”	$15,551	$8,458

Reconciliation (unaudited) of GAAP based EPS to non-GAAP based EPS for the fiscal quarters ended December 31, 2004 and 2003; EPS has been calculated on a diluted basis:

	Three months ended December 31, 2004	Three months ended December 31, 2003
GAAP based EPS	$0.21	$0.18
Amortization of intangibles	0.12	0.04
Restructuring	(0.03)	—
Other (Income)/Expense	0.03	(0.02)
Tax Impact on Above	(0.03)	—
Non-GAAP EPS	$0.30	$0.20

For more information, please contact:

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

Anne Marie Rahm

Director, Investor Relations

Open Text Corporation

+1-617-204-3359

arahm@opentext.com

Alan Hoverd

Chief Financial Officer

Open Text Corporation

+1-905-762-6222

ahoverd@opentext.com

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of US dollars, except per share data)

	December 31, 2004	June 30, 2004
		(audited)
ASSETS
Current assets:
Cash and cash equivalents	$102,174	$156,987
Accounts receivable - net of allowance for doubtful accounts of $3,815 as of December 31, 2004 and $3,628 as of June 30, 2004	80,898	82,996
Income taxes recoverable	14,552	7,041
Prepaid expenses and other current assets	7,699	6,550
Deferred tax assets	11,941	18,776

Total current assets	217,264	272,350

Capital assets	29,541	24,678
Goodwill	247,427	223,752
Deferred tax assets	40,392	27,668
Acquired intangible assets	142,209	116,588
Other assets	3,557	5,719

	$680,390	$670,755

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$76,544	$94,075
Deferred revenues	62,849	62,661
Deferred tax liabilities	12,128	10,892

Total current liabilities	151,521	167,628

Long term liabilities:
Deferred revenues	465	915
Deferred tax liabilities	35,668	35,536
Accrued liabilities	29,480	23,620

Total long term liabilities	65,613	60,071

Minority interest	8,628	10,051

Shareholders’ equity:
Share capital 49,825,409 and 51,054,786 Common Shares issued and outstanding at December 31, 2004, and June 30, 2004, respectively	421,004	427,015
Warrants issued	19,991	22,705
Accumulated other comprehensive income:
Cumulative translation adjustment	37,951	1,814
Accumulated deficit	(24,318)	(18,529)

Total shareholders’ equity	454,628	433,005

	$680,390	$670,755

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands of US dollars, except per share data)

	Three months ended December 31,		Six months ended December 31,
	2004	2003	2004	2003
Revenues:
License	$42,622	$27,893	$66,526	$44,760
Customer support	44,542	21,928	85,334	41,348
Service	27,528	11,853	48,428	19,751

Total revenues	114,692	61,674	200,288	105,859

Cost of revenues:
License	3,051	2,550	5,205	3,841
Customer support	8,062	4,054	15,556	7,235
Service	22,585	9,126	39,239	16,329

Total cost of revenues	33,698	15,730	60,000	27,405

Gross profit	80,994	45,944	140,288	78,454

Operating expenses:
Research and development	15,842	9,924	30,525	17,955
Sales and marketing	30,787	18,500	56,284	32,307
General and administrative	9,564	4,886	21,422	8,241
Depreciation	2,589	1,479	4,988	2,666
Amortization of acquired intangible assets	6,146	1,635	11,575	2,822
Recovery of restructuring reserve	(1,449)	—	(1,449)	—

Total operating expenses	63,479	36,424	123,345	63,991

Income from operations	17,515	9,520	16,943	14,463
Other income (expense)	(1,691)	869	(2,624)	488
Interest income	303	210	605	437

Income before income taxes	16,127	10,599	14,924	15,388
Provision for income taxes	4,355	2,907	4,030	4,341

Income before minority interest	11,772	7,692	10,894	11,047
Minority interest	802	—	910	—

Net income for the period	$10,970	$7,692	$9,984	$11,047

Adjusted net income for the period	15,551	8,458	19,433	13,381
Adjusted diluted net income per share	$0.30	$0.20	$0.37	$0.31

Basic earnings per share	$0.22	$0.19	$0.20	$0.28

Diluted earnings per share	$0.21	$0.18	$0.19	$0.26

Weighted average number of Common Shares outstanding:
Basic	50,310	40,372	50,708	39,947

Diluted	52,361	43,361	53,120	42,872

OPEN TEXT CORPORATION

PROFORMA SUPPLEMENTAL INFORMATION

For the three and six month periods ended December 31, 2004 and 2003

(in thousands of US dollars, except per share data)

	Three month period ended December 31		Six month period ended December 31,
	2004	2003	2004	2003
Net income	$10,970	$7,692	$9,984	$11,047

Adjustments:
Amortization of acquired intangible assets	6,146	1,635	11,575	2,822
Recovery of restructuring reserve	(1,449)	0	(1,449)	0
Other income	1,691	(869)	2,624	(488)
Tax impact on above items	(1,807)	0	(3,301)	0

Total adjustments	4,581	766	9,449	2,334

Adjusted net income	$15,551	$8,458	$19,433	$13,381

Adjusted diluted net income per share	$0.30	$0.20	$0.37	$0.31

Shares used to compute diluted earnings per share	52,361	43,361	53,120	42,872

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(In thousands of US Dollars)

	Three months ended December 31,		Six months ended December 31,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income for the period	$10,970	$7,692	$9,984	$11,047
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,735	3,114	16,563	5,488
Provision for restructuring	(1,449)	—	(1,449)	—
Undistributed earnings related to minority interest	802	—	910	—
Deferred income taxes	290	(135)	3,226	100
Other	790	(1,524)	790	(1,500)

Changes in operating assets and liabilities net of assets acquired:
Accounts receivable	(15,272)	(8,027)	3,462	(29)
Prepaid expenses and current assets	956	1,006	(905)	231
Income taxes	(1,309)	1,527	(6,691)	(2,840)
Accounts payable and accrued liabilities	8,381	3,220	(1,832)	(1,217)
Deferred revenue	(1,182)	(1,641)	(7,232)	(6,040)

Net cash provided by operating activities	11,712	5,232	16,826	5,240

Cash flows used in investing activities:
Acquisitions of capital assets	(4,277)	(1,115)	(7,671)	(1,942)
Purchase of Vista, net of cash acquired	—	—	(23,690)	—
Purchase of Artesia, net of cash acquired	—	—	(5,057)	—
Purchase of Gauss Interprise AG, net of cash acquired	—	(9,764)	—	(9,764)
Purchase of SER, net of cash acquired	—	(3,403)	—	(3,403)
Other acquisitions	—	(1,254)	—	(1,949)
Additional purchases of IXOS and Gauss shares	(3,701)	—	(6,448)
Restricted cash	—	(34,837)	—	(46,837)
Business acquisition costs	(3,411)	(760)	(7,174)	(1,801)
	—	—	—	—

Net cash used in investing activities	(11,389)	(51,133)	(50,040)	(65,696)

Cash flows from financing activities:
Payments of obligations under capital leases	—	(58)	(48)	(150)
Proceeds from issuance of Common Shares	2,701	2,601	3,069	9,387
Proceeds from warrants	—	—	725	—
Repurchase of Common Shares	(17,808)	—	(28,842)	—
Proceeds from ESPP	—	—	—	—
Repayment of short- term bank loan	—	—	(2,189)	—
Other	—	(668)	—	(668)

Net cash provided by (used in) financing activities	(15,107)	1,875	(27,285)	8,569

Foreign exchange gain on cash held in foreign currencies	5,507	700	5,687	754

Decrease in cash and cash equivalents during the period	(9,278)	(43,326)	(54,813)	(51,133)
Cash and cash equivalents at beginning of period	111,452	108,747	156,987	116,554

Cash and cash equivalents at end of period	$102,174	$65,421	$102,174	$65,421